Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Corporate-Backed Trust Certificates, Kinder Morgan Debenture-Backed
Series 2002-6
*CUSIP: 21988G460

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2002.

INTEREST ACCOUNT

Balance as of April 16, 2002 .....................................         $0.00
         Scheduled Income received on securities .................   $409,750.00
         Unscheduled Income received on securities ...............         $0.00

LESS:
         Distribution to Holders .................................  -$307,312.40
         Distribution to Depositor ...............................  -$102,437.50
         Distribution to Trustee .................................        -$0.10
Balance as of September 1, 2002 ..................................         $0.00

PRINCIPAL ACCOUNT

Balance as of April 16, 2002 .....................................         $0.00
         Scheduled Principal payment received on securities ......         $0.00
LESS:
         Distribution to Holders .................................         $0.00
Balance as of September 1, 2002 ..................................         $0.00


               UNDERLYING SECURITIES HELD AS OF September 1, 2002

         Principal
         Amount                  Title of Security
         ------                  -----------------
         $11,000,000             Kinder Morgan, Inc. 7.45% Senior Debentures due
                                 March 1, 2098
                                 *CUSIP: 482620AX9

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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